FOR IMMEDIATE RELEASE                       Contact: Michael Burke
NASDAQ: IMGC                                         Exec. VP & CFO
                                            Contact: Cathy Yudzevich
                                                     IR Specialist
                                                     (518) 782-1122


                 INTERMAGNETICS REPORTS THIRD-QUARTER EPS BEFORE
                       ACQUISITION-RELATED CHARGES UP 20%


   o   Operating Income Before Charges Up 25%, Reaches Quarterly Record
       $7.9 Million
   o   Four Weeks Of Invivo Revenues Help Boost Q3 Sales 14% To $43.1 Million
   o   FY 2004 Year-End Performance Reaffirmed
   o   Invivo Integration Proceeding As Planned, Company Sees Strong Growth
       In FY05


LATHAM, NY, March 18, 2004--Intermagnetics General Corporation (NASDAQ: IMGC), demonstrating early benefits from its acquisition of medical device manufacturer Invivo Corporation and continued improvements in cost controls and overall efficiencies, today reported net income before acquisition-related charges increased 20 percent to $5.1 million or $0.30 per diluted share, from $4.2 million or $0.25 per diluted share a year earlier. Including charges related to the Invivo acquisition, net income was $4.3 million, or $0.25 per diluted share. Net revenues for the quarter ended February 22, 2004, increased 14 percent to $43.1 million from $37.8 million. Invivo--with four weeks of contributions to results during the quarter--accounted for $4.7 million in revenue.

For the first nine months of fiscal 2004 and 2003, before nonrecurring items in both years, net income was $9.8 million, or $0.58 cents per diluted share, in 2004 compared with $11.6 million, or $0.68 per diluted share, in 2003. Inclusive of acquisition-related charges in 2004 and a loss on sale of securities in 2003, nine-month net income was $9 million, or $0.53 per diluted share, compared with $10.5 million, or $0.62 per diluted share. Net sales decreased to $105.3 million from $109.7 million due to a strategic realignment of supply-chain responsibilities that included a planned decrease in MRI magnet shipments in the first quarter of the current fiscal year. This resulted from a long-term extension and enhancement of Intermagnetics' exclusive supply agreement with its largest customer, Philips Medical Systems. Combined consolidated sales for the second and third quarters increased 11 percent to $83 million in FY04, from $74.5 million in FY03.

The third-quarter performance also produced another quarterly record for operating income, excluding acquisition related charges, of $7.9 million, up 25 percent from $6.3 million a year earlier. Including charges, reported operating income was $6.7 million.


                                     -More-

"Beyond the record financial results of the recently completed quarter, our performance demonstrates our ability to diversify Intermagnetics' revenue base by more effectively balancing our traditional focus on serving the needs of major original equipment manufacturers, or OEM's, with product lines and distribution capabilities that deal directly with end-users," said Glenn H. Epstein, chairman and chief executive officer. "We believe this course of action will provide enhanced growth opportunities for Intermagnetics."

Solid Sector Performance

"All of our businesses reported solid performance during the third quarter," Epstein said. "Our newly constituted Medical Technology sector, formerly MRI, improved to $36 million in revenue, from $32.1 million the prior year. Invivo, now part of that sector, contributed $4.7 million in revenue with only about four weeks of results in the quarter and remains on track to meet forecast revenue in our fourth quarter. Radio frequency coil revenues increased nicely, but actual magnet revenues, as we had projected in January, were down slightly because of product mix, although unit shipments continued to increase.

"Year-over-year sales for our Instrumentation sector increased to $5.6 million from $5.2 million with even more substantial improvements to profitability," Epstein said. "Instrumentation's sales were down sequentially following a particularly strong second- quarter performance but, also as forecast previously, order trends have been strong in the past few months and we expect a return to 20 percent-plus annualized revenue growth rates during the fourth quarter and beyond."

Energy Technology Revenue Triples

Epstein also noted the Energy Technology sector continued its steady increase in revenues as it benefits from significant progress on existing contracts from government and other third-party sources. Energy Technology revenue for the quarter about tripled to $1.5 million from $511,000 a year earlier. Year-to-date sector revenue has more than tripled to $4.5 million from $1.3 million.

Intermagnetics' investment in Energy Technology through the SuperPower subsidiary increased modestly for the third quarter to $1.7 million, from $1.5 million, but has decreased year-to-date to $4.1 million, from $5.1 million, as strategic partners and other funding sources take on a more proportionate share of project costs. The company previously reported it expects to increase its fourth-quarter investment in SuperPower due to delays in funding of new government contracts, but the full-year amount is expected to be comparable with overall investment levels during fiscal 2003.

Technical Advancements At SuperPower

"Our advancement toward a commercially viable manufacturing process for second-generation superconductors has been remarkable, with SuperPower recently announcing world-record results in consistent performance over long lengths of wire," Epstein said. "We remain confident that SuperPower will have developed production-level process capabilities during 2005.

                                     -More-

"That, in turn, will set the stage for development of several associated devices--including cables, fault current controllers and transformers--designed to substantially enhance the capacity, reliability and quality of transmission and distribution of electrical power," Epstein said. "We intend to be a leader in developing and marketing those devices, as well as develop others that could be advantageous in national defense and other applications."

Strong Showing On Performance Targets

Epstein also noted Intermagnetics had a very strong quarter in terms of meeting performance targets, with gross margin of 43 percent against a target of 42 percent, operating income, exclusive of acquisition-related charges, at 18 percent of sales, versus a target of 15 percent and return on equity, at a record of 14 percent, compared with a recently upgraded target of 15 percent.

"Our success in controlling costs as well as continually improving efficiencies once again enabled us to report gains in operating results that exceeded the rate of revenue growth," Epstein said. "Although some of our performance metrics were especially strong this quarter, we believe that our current targets remain appropriate objectives for the company."

Continued Strength In Balance Sheet

"While our historically strong cash position has been utilized to finance our acquisition of Invivo, we remain focused on balance sheet fundamentals," Epstein said. He added that cash flow from operations totaled $11 million during the quarter. The company also retired $10 million of the $67 million borrowed for the acquisition under its revolving credit facility.

"A key characteristic of Intermagnetics has been the underpinning of strong earnings before interest, taxes, depreciation and amortization (EBITDA)--and we continue to forecast levels in the range of $40 to $45 million for fiscal 2005," Epstein said. "This provides flexibility for continued investments in growing our core businesses as well as accelerated repayment of debt."

Company On Track With Growth Outlook

"Overall we remain on plan and as projected as fiscal 2004 draws to a close," Epstein said. "The integration of Invivo is progressing well, and we look forward to a full year of contributions in fiscal 2005. To date, the new business has met our expectations. On a consolidated basis, we remain comfortable with our earlier projection of revenue for FY04, ending in May, in the range of $160 million with operating EPS in the range of $0.90 to $0.92, excluding acquisition-related charges totaling $0.07 to $0.10.

"Fiscal 2005 results should be very strong, with a more than 50 percent increase in net sales to about $250 million and a more than 50 percent increase in operating earnings per share to $1.35 to $1.45, excluding a non-cash charge of about $0.15 expected in connection with our previously disclosed performance-based restricted stock plan, " Epstein said. "We foresee continued strength in all business areas."

                                     -More-

The company will discuss its third-quarter results, as well as other developments, during a conference call today beginning at 11 a.m. EST. The call will be broadcast live and archived over the Internet through the company's web site intermagnetics.com under the Investor Relations section. The domestic dial-in number for the live call is (877) 407-8037. The international dial-in number is (201) 689-8037. No conference code is required for the live call. The company will also make available a digital replay beginning today at 2 p.m. EST through midnight March 23, 2004, by dialing (201) 612-7415 - account number 2926 and requesting conference 96904.

Intermagnetics (www.intermagnetics.com) draws on the financial strength, operational excellence and technical leadership in its expanding business of Medical Technology that encompasses Magnetic Resonance Imaging Systems and Components and Patient Monitoring. Intermagnetics is also a key supplier to the markets within Instrumentation and has become a prominent participant in superconducting applications for Energy Technology. The company has a more than 30-year history as a successful developer, manufacturer and marketer of superconducting materials, high-field magnets, medical systems and components and other specialized high value-added devices.




Safe Harbor Statement: The statements contained in this press release that are not historical fact are "forward-looking statements" which involve various important assumptions, risks, uncertainties and other factors. These include, without limitation, the assumptions, risks, and uncertainties set forth here as well as in the company's Annual Report on Form 10-K including but not limited to: (1) the company's ability to meet the performance, quality and price requirements of our customers and maintain gross margin levels through continued production cost reductions and manufacturing efficiencies; (2) the ability of the company's largest customer to maintain and grow its share of the market for MRI systems; (3) continued improvement in order trends from the Instrumentation sector; (4) the company's ability to successfully integrate Invivo Corporation; and (5) the company's ability to invest sufficient resources in and obtain third-party funding for its HTS development efforts and avoid the potential adverse impact of competitive emerging patents. Except for the company's continuing obligation to disclose material information under federal securities law, the company is not obligated to update its forward-looking statements even though situations may change in the future. The company qualifies all of its forward-looking statements by these cautionary statements.

                                - Tables Follow -

                                       INTERMAGNETICS GENERAL CORPORATION
                                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Dollars in Thousands, Except Per Share Amounts)
                                                   (Unaudited)

                                                 Three Months Ended                      Nine Months Ended
                                            ------------------------------        ------------------------------
                                            February 22,       February 23,       February 22,       February 23,
                                                2004              2003               2004               2003
                                            -----------        -----------        -----------        -----------

Net sales                                    $   43,133         $   37,837         $  105,296         $  109,681

Cost of products sold                            24,691             23,206             62,791             67,307
                                             ----------         ----------         ----------         ----------

Gross margin                                     18,442             14,631             42,505             42,374

Product research and development                  3,148              2,860              8,815              9,558
Selling, general and administrative               7,633              4,837             18,002             13,840
Stock based compensation                            201                168                442                470
Amortization of intangible assets                   786                460              1,707              1,380
                                             ----------         ----------         ----------         ----------
                                                 11,768              8,325             28,966             25,248
                                             ----------         ----------         ----------         ----------

Operating income                                  6,674              6,306             13,539             17,126
Interest and other income                           176                299                695                974
Interest and other expense                         (295)              (144)              (524)              (385)
Loss on Available-for-sale securities                                                                     (2,108)
Gain on litigation settlement                                                                                537
                                             ----------         ----------         ----------         ----------
  Income before income taxes                      6,555              6,461             13,710             16,144
Provision for income taxes                        2,274              2,242              4,757              5,602
                                             ----------         ----------         ----------         ----------

NET INCOME                                   $    4,281         $    4,219         $    8,953         $   10,542
                                             ==========         ==========         ==========         ==========
Earnings per Common Share:
  Basic                                      $     0.26         $     0.26         $     0.54         $     0.64
                                             ==========         ==========         ==========         ==========
  Diluted                                    $     0.25         $     0.25         $     0.53         $     0.62
                                             ==========         ==========         ==========         ==========

Shares:
       Basic                                 16,746,949         16,480,959         16,647,798         16,538,320
                                             ==========         ==========         ==========         ==========
       Diluted                               17,084,646         17,013,983         16,951,831         17,047,590
                                             ==========         ==========         ==========         ==========

                                               INTERMAGNETICS GENERAL CORPORATION
                                              RECONCILING STATEMENTS OF OPERATIONS
                                        (Dollars in Thousands, Except Per Share Amounts)
                                                           (Unaudited)

                                                                      Operations without Acquisition Related Charges
                                                                    Three Months Ended                Nine Months Ended
                                                            ------------------------------        -----------------------------
                                                            February 22,       February 23,       February 22,      February 23,
                                                                2004               2003               2004             2003
                                                            -----------        -----------        -----------       -----------

Net sales                                                    $   43,133         $   37,837         $  105,296       $   109,681

Cost of products sold                                            24,691             23,206             62,791            67,307
                                                             ----------         ----------         ----------       -----------

Gross margin                                                     18,442             14,631             42,505            42,374

Product research and development                                  3,148              2,860              8,815             9,558
Selling, general and administrative                               6,386              4,837             16,755            13,840
Stock based compensation                                            201                168                442               470
Amortization of intangible assets                                   786                460              1,707             1,380
                                                             ----------         ----------         ----------       -----------
                                                                 10,521              8,325             27,719            25,248
                                                             ----------         ----------         ----------       -----------

Operating income                                                  7,921              6,306             14,786            17,126
Interest and other income                                           176                299                695               974
Interest and other expense                                         (295)              (144)              (524)             (385)
                                                             ----------         ----------         ----------       -----------
  Income before income taxes                                      7,802              6,461             14,957            17,715
Provision for income taxes                                        2,707              2,242              5,190             6,147
                                                             ----------         ----------         ----------       -----------

PRO-FORMA NET INCOME                                         $    5,095         $    4,219         $    9,767       $    11,568
                                                             ==========         ==========         ==========       ===========
EPS Without acquisition related charges
  Basic                                                      $     0.30         $     0.26         $     0.59       $      0.70
                                                             ==========         ==========         ==========       ===========
  Diluted                                                    $     0.30         $     0.25         $     0.58       $      0.68
                                                             ==========         ==========         ==========       ===========

Shares:
       Basic                                                 16,746,949         16,480,959         16,647,798        16,538,320
                                                                                                                    ===========
       Diluted                                               17,084,646         17,013,983         16,951,831        17,047,590
                                                             ==========         ==========         ==========       ===========

                                                                  Reconciliation of Financial Statements to GAAP Equivalent
                                                                    Three Months Ended                Nine Months Ended
                                                            ------------------------------        -----------------------------
                                                            February 22,       February 23,       February 22,      February 23,
                                                                2004               2003               2004             2003
                                                            -----------        -----------        -----------       -----------

Pro-forma net income                                         $    5,095         $    4,219         $    9,767       $    11,568
Acquisition Related Charges                                      (1,247)                               (1,247)
Loss on available-for-sale securities                                                                                    (2,108)
Gain on litigation settlement                                                                                               537
Provision for taxes relating to pro-forma adjustments               433                                   433               545
                                                             ----------         ----------         ----------       -----------
As Reported Net Income                                       $    4,281         $    4,219         $    8,953       $    10,542
                                                             ==========         ==========         ==========       ===========

                            INTERMAGNETICS GENERAL CORPORATION
                           Condensed Consolidated Balance Sheets
                                  (Dollars in Thousands)

                                                           February 22,          May 25,
                                                              2004                2003
                                                            --------            --------
ASSETS
CURRENT ASSETS
  Cash and short-term investments                           $  9,470            $ 88,514
  Trade accounts receivable                                   38,547              23,864
  Costs and estimated earnings in
     excess of billings on uncompleted contracts               1,224                 188
  Inventories                                                 27,581              14,210
  Note receivable                                                 64               3,959
  Prepaid expenses and other                                   6,754               3,375
                                                            --------            --------

  TOTAL CURRENT ASSETS                                        83,640             134,110

PROPERTY, PLANT AND EQUIPMENT, net                            35,393              28,386

INVESTMENTS AND INTANGIBLE AND OTHER ASSETS                  154,245              22,559
                                                            --------            --------
                                                            $273,278            $185,055
                                                            ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Current portion of long-term debt                         $  4,165            $    284
  Accounts payable                                             8,880               9,276
  Salaries, wages and related items                           11,632               7,698
  Customer advances and deposits                                 785                 544
  Product warranty reserve                                     2,936               1,466
  Accrued income taxes                                         2,206                 821
  Other liabilities and accrued expenses                      15,860               4,156
                                                            --------            --------
TOTAL CURRENT LIABILITIES                                     46,464              24,245

LONG-TERM DEBT,  less current portion                         58,682               4,384
DEFERRED INCOME TAXES                                          2,167               1,453
DEFERRED LIABILITY                                               491                 469

SHAREHOLDERS' EQUITY                                         165,474             154,504
                                                            --------            --------
                                                            $273,278            $185,055
                                                            ========            ========

                                               INTERMAGNETICS GENERAL CORPORATION

SUMMARY OF PERFORMANCE AGAINST GOALS
                                                                                 Three Months Ended
                                                                     ----------------------------------------
                                                                     February 22, 2004      February 23, 2003              Goal
                                                                     -----------------      -----------------              ----

Gross Margin                                                                   43%                 39%                       42%
Operating Income:
  Percent of Sales (2)                                                         18%                 17%                       15%
  Percent of Net Operating Assets (1) (2)                                      50%                 48%                       50%
Return on Equity (1) (2)                                                       14%                 11%                       15%
Working Capital Efficiency (Working
   capital, less cash divided by net sales) (1) (2)                            17%                 16%                       15%

(1) Based on annualized data
(2) Based on normalized data
             SEGMENT DATA
                                                                                 Three Months Ended
                                                      --------------------------------------------------------------------------
                                                                                 February 22, 2004
                                                      --------------------------------------------------------------------------
(Dollars in Thousands)                                  Medical                                 Energy
                                                      Technology       Instrumentation        Technology                  Total
                                                      ----------       ---------------        ----------                  -----
Net sales to external customers:
  Magnet systems & components                            $31,326                                                         $31,326
  Medical devices                                          4,715                                                           4,715
  Refrigeration equipment                                                   $5,573                                         5,573
  Other                                                                                         $1,519                     1,519
                                                        --------            ------              ------                  --------
          Total                                           36,041             5,573               1,519                    43,133

Segment operating profit (loss)                            8,865               760              (1,704)                    7,921
Acquisition related Charges                               (1,247)                                                         (1,247)

Total assets                                            $254,379            $9,575              $9,324                  $273,278
                                                                                 February 23, 2003
                                                      --------------------------------------------------------------------------
                                                       Medical                                  Energy
                                                      Technology       Instrumentation        Technology                  Total
                                                      ----------       ---------------        ----------                  -----
Net sales to external customers:
  Magnet systems & components                            $32,113                                                         $32,113
  Medical devices                                                                                                              -
  Refrigeration equipment                                                   $5,213                                         5,213
  Other                                                                                           $511                       511
                                                        --------            ------              ------                  --------
          Total                                           32,113             5,213                 511                    37,837

Segment operating profit (loss)                            7,715               113              (1,522)                    6,306


Total assets                                            $159,866           $10,281              $8,058                  $178,205
                                                                                 Nine Months Ended
                                                      --------------------------------------------------------------------------
                                                                                 February 22, 2004
                                                      --------------------------------------------------------------------------
(Dollars in Thousands)                                  Medical                                 Energy
                                                      Technology       Instrumentation        Technology                  Total
                                                      ----------       ---------------        ----------                  -----

Net sales to external customers:
  Magnet systems & components                            $78,088                                                         $78,088
  Medical devices                                          4,715                                                           4,715
  Refrigeration equipment                                                  $17,965                                        17,965
  Other                                                                                         $4,528                     4,528
                                                        --------            ------              ------                  --------
          Total                                           82,803            17,965               4,528                   105,296

Segment operating profit (loss)                           16,589             2,316              (4,141)                   14,764
Acquisition related Charges                               (1,247)                                                         (1,247)

Total assets                                            $254,379            $9,575              $9,324                  $273,278

                                                                                 February 23, 2003
                                                      --------------------------------------------------------------------------
                                                       Medical                                  Energy
                                                      Technology       Instrumentation        Technology                  Total
                                                      ----------       ---------------        ----------                  -----
Net sales to external customers:
  Magnet systems & components                            $93,634                                                         $93,634
  Medical devices                                                                                                              -
  Refrigeration equipment                                                  $14,769                                        14,769
  Other                                                                                         $1,278                     1,278
                                                        --------            ------              ------                  --------
          Total                                           93,634            14,769               1,278                   109,681

Segment operating profit (loss)                           22,259                11              (5,171)                   17,099


Total assets                                            $159,866           $10,281              $8,058                  $178,205

                                                                                Three Months Ended
                                                                      ---------------------------------------
                                                                     February 22, 2004     February 23, 2003
                                                                      -----------------     -----------------
Reconciliation of income before income taxes:

Total profit from reportable segments                                      $ 6,674             $ 6,306
Intercompany profit in ending inventory
                                                                          --------            --------
Net operating profit                                                         6,674               6,306

Interest and other income                                                      176                 299
Interest and other expense                                                    (295)               (144)
Loss on Available-for-sale securities
Gain on litigation settlement
                                                                          --------            --------
Income before income taxes                                                 $ 6,555             $ 6,461
                                                                          ========            ========
                                                                                 Nine Months Ended
                                                                      ---------------------------------------
                                                                      February 22, 2004     February 23, 2003
                                                                      -----------------     -----------------
Reconciliation of income before income taxes:

Total profit from reportable segments                                     $ 13,517            $ 17,099
Intercompany profit in ending inventory                                         22                  27
                                                                          --------            --------
Net operating profit                                                        13,539              17,126

Interest and other income                                                      695                 974
Interest and other expense                                                    (524)               (385)
Loss on Available-for-sale securities                                                           (2,108)
Gain on litigation settlement                                                                      537
                                                                          --------            --------
Income before income taxes                                                $ 13,710            $ 16,144
                                                                          ========            ========